Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 29, 2013 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in Marvell Technology Group Ltd.’s Annual Report on Form 10-K for the year ended February 2, 2013.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
March 29, 2013